                                                                    EXHIBIT 23.4

                       CONSENT OF JSI FINANCIAL SERVICES



We hereby consent to the inclusion of our opinion as Appendix B to the Proxy Statement/Prospectus filed as part of this Registration Statement on Form S-4 of Conestoga Enterprises, Inc.. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                              JSI FINANCIAL SERVICES



                                              William E. King, CPA
                                              Director
                                              March   , 1997